UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value per share	THS	NYSE

Item 8.01	Other Events

On November 5, 2020, TreeHouse Foods, Inc., a Delaware corporation (“TreeHouse”), and its wholly-owned subsidiary American Italian Pasta Company, a Delaware corporation (the “Buyer”), entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Ebro Foods, S.A., a company organized under the laws of Spain (“Ebro”), and Riviana Foods Inc., a Delaware corporation and wholly-owned subsidiary of Ebro (the “Seller”), pursuant to which TreeHouse will acquire the majority of the assets related to Seller’s U.S. branded pasta and noodle business (the “Business”). Under the Agreement, the Buyer agreed (a) to purchase the Seller’s manufacturing plant and related equipment located in St. Louis, Missouri, the inventory associated with the Seller’s Business, and the brands and certain other intellectual property and other assets that are related to the Business, and (b) to assume certain liabilities to the extent related thereto. The Buyer will pay an aggregate cash purchase price of $242.5 million for the Business, plus or minus an adjustment for inventory variance. The acquisition will be paid using TreeHouse’s available cash resources.

In connection with the Buyer’s acquisition of the Business, the Buyer and the Seller will enter into customary transition services, co-manufacturing, and other ancillary arrangements. Additionally, following the expiration by the Seller of certain co-manufacturing services it provides at its Fresno, California facility, the parties have mutual put or call rights to sell or acquire, respectively, the equipment utilized in that plant in the Business for $5 million. The Agreement also contains representations, warranties, covenants, indemnification obligations and closing conditions which are customary for transactions of this nature.

The transaction is expected to close in the fourth quarter of 2020, subject to antitrust and certain other third party approvals, and other customary closing conditions. The Buyer and the Seller have the right to terminate the Agreement prior to the closing under certain circumstances, including, without limitation: (i) by mutual written consent; (ii) by either the Buyer or the Seller if the closing has not occurred on or before the date that is 90 days following the execution date of the Agreement; (iii) by either the Buyer or the Seller if the transaction is enjoined or prohibited by governmental authorities or (iv) by either the Buyer or the Seller if a material breach occurs and is not cured within the required amount of time.

A copy of the press release announcing the purchase of the Business is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Form 8-K under Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release, dated November 5, 2020, announcing entry into Asset Purchase and Sale Agreement with Riviana Foods, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: November 5, 2020	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant